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                                                                   Exhibit 10.15

                   SUBLEASE AGREEMENT AND CONSENT TO SUBLEASE



     THIS SUBLEASE AGREEMENT ("Sublease") is made and entered into this 1st day of June, 1998 by and between PARK 'N VIEW INC., a Delaware corporation ("SUBLESSOR") and SECURITY WORLD INTERNATIONAL INC., a Delaware corporation ("SUBLESSEE")

                                  WITNESSETH:

     THAT WHEREAS, CB Institutional Fund VI, L.P., a California Limited Partnership ("Landlord") and SUBLESSOR are parties to a lease agreement dated July 20, 1992 as amended March 29, 1996, and as further amended April 5, 1996 (collectively the "Prime Lease") for certain space consisting of approximately 11,647 square feet in building 10 consisting of all of Bays A, B, C, D, E, G, H, and I, and a portion of Bay F, Two Prospect Park Business Center, within the Fort Lauderdale Commerce Center, 3403 N.W. 55th Street, Fort Lauderdale,
Florida 33309 (the "Property"); and

     WHEREAS, SUBLESSEE, wishes to sublease a portion of the Property consisting of all of Bays G, H, I, J, and part of Bays E and F equating to approximately six thousand one hundred (6,100) square feet (the "Subleased Site"); and

     WHEREAS, Landlord has consented to this Sublease and is executing this Sublease to evidence its consent hereto.

     NOW THEREFORE, for one dollar in hand paid, the mutual promises herein contained, and other good valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties agree as follows:

     1. DEMISE: SUBLESSOR hereby subleases to SUBLESSEE, and SUBLESSEE hereby Subleases from SUBLESSOR, the Subleased Site described on Exhibit A attached hereto and incorporated herein by reference.

     2. TERM: The term of this Sublease shall commence 60 days from the full execution of this Sublease or upon completion of buildout, whichever comes first, and shall expire May 31, 2001. If Landlord so elects, the termination of the Lease by lapse of time or otherwise shall immediately cause the Sublease to be terminated and of no further force or affect.

     3. RENT: The rent due under this Sublease ("Rent") is payable, without offset or deduction of any kind, on the first day of each calendar month as follows:

               Months 01-12.............................$8.00/sq. ft.
               Months 13-24.............................$8.32/sq. ft.
               Months 25-36.............................$8.65/sq. ft.
               Months 37-44.............................$9.00/sq. ft.
                              PLUS ANY APPLICABLE TAXES

Rent for less than a full calendar month shall be pro rated on the basis of a thirty (30) day month.

     SUBLESSEE shall further be responsible for their prorata share of all operating expense charges ("Operating Expense"), Real Estate Taxes and other forms of additional rent payable under the Prime Lease. Such Operating Expense is fixed and is increased at a rate of five percent (5%) a year. The 1998 Operating Expense is




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$3.70 per rentable square foot, which figure is exclusive of janitorial and electric services. SUBLESSEE shall also be responsible for any State Sales Tax on the foregoing expenses.

     4. COVENANTS OF SUBLESSEE: SUBLESSEE agrees to abide by all of the terms and conditions of the Prime Lease (all of which terms and conditions are fully incorporated herein by reference), as though SUBLESSEE were the tenant thereunder. The rights of SUBLESSEE hereunder are expressly subject to the terms and conditions of the Prime Lease. SUBLESSEE acknowledges that the Subleased Site is part of the Property and that SUBLESSOR shall have access to the Property 24 hours a day 7 days a week, but will not have access to the Subleased Site except to inspect the Subleased Site to ensure SUBLESSEE'S compliance with the terms hereof. SUBLESSEE agrees to confine its business and activities to the Subleased Site. SUBLESSOR agrees to provide SUBLESSEE a 24 hour notice prior to accessing the Subleased Site, emergencies excepted.

     5. COVENANTS OF SUBLESSOR: SUBLESSOR hereby acknowledges that SUBLESSEE shall have access to the Subleased Site 24 hours a day, 7 days a week. At or before the time of buildout, SUBLESSEE shall construct, at its sole cost and expense, to the specifications approved by SUBLESSOR, a demising wall to separate the Subleased Site from the rest of the Property.

     6. SUBLESSOR NOT RELEASED: It is understood that nothing contained in this Sublease shall release SUBLESSOR from its duties and obligations contained in the Prime Lease.

     7. "AS IS" CONDITION OF SUBLEASED SITE: Upon its entry into the Subleased Site and the commencement of this Sublease, SUBLESSEE shall be deemed to have accepted the Subleased Site "as is." SUBLESSEE agrees at its expense to keep and maintain the Subleased Site in good repair and in good, sanitary and safe condition and to return the Subleased Site to SUBLESSOR at the end of the term in as good a condition as received, normal wear and tear and casualty excepted.

     8. SECURITY DEPOSIT: SUBLESSEE hereby agrees to and does now pay, or has already paid, to SUBLESSOR and SUBLESSOR hereby acknowledges receipt from SUBLESSEE of the sum of $5,947.50, which SUBLESSOR shall retain as security for the performance of SUBLESSEE of each of its obligations hereunder. If SUBLESSEE fails to perform any of its obligations hereunder, SUBLESSOR may apply the security deposit, or so much thereof as may be required, to compensate SUBLESSOR for SUBLESSEE's default. The security deposit shall not bear interest for the benefit of SUBLESSEE. Any unused portion of the security deposit shall be returned to SUBLESSEE within thirty (30) days of the expiration of this Sublease.

     9. ASSIGNMENT AND SUBLETTING: SUBLESSEE shall not assign, or further sublet or subdemise the Subleased Site, or any part thereof, without the prior written approval of SUBLESSOR and Landlord. This Consent and Agreement shall not be deemed to constitute a consent to any future sublease.

    10. INSURANCE: SUBLESSOR shall maintain all policies of insurance for the Subleased Site in such amounts and with such companies as to comply with the Prime Lease. SUBLESSOR and Landlord shall be named as additional insured in any of such policies.

    11. INDEMNIFICATION: SUBLESSEE agrees to exonerate, save harmless protect and indemnify SUBLESSOR from and against any and all losses, damages, claims, suits, or actions, including reasonable attorney's fees, from any damage or injury to person or property occurring on or about the Subleased Site, except to the extent such loss, damage, claim, suit or action is caused by the negligence of SUBLESSOR of any of SUBLESSOR's agents, employees or invitees other than SUBLESSEE. SUBLESSEE agrees to exonerate, save harmless, protect and indemnify Landlord from and against any and all losses, damages, claims, suits, or actions, including reasonable attorney's fees, from any damage or injury to person or property occurring on or about the Subleased Site, except to the extent such loss, damage, claim, suit or action is caused by the negligence of SUBLESSOR or Landlord of any of SUBLESSOR's or Landlord's agents, employees or invitees other than SUBLESSEE. The indemnity provision of this Sublease shall survive the expiration or termination of this Sublease.




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     12.  HAZARDOUS MATERIALS: Without limiting SUBLESSEE's general responsibility to abide by all terms and conditions of the Prime Lease, SUBLESSEE specifically agrees not to introduce any hazardous materials onto the Subleased Site (other than small quantities of cleaning materials) without the express written permission of SUBLESSOR and Landlord.

     13. CONDITION PRECEDENT: This Sublease is contingent upon and shall not take effect until such time as Landlord has given its consent. SUBLESSOR and SUBLESSEE agree to cooperate with one another in obtaining the consent of Landlord to this Sublease. In the event that such consent has not been obtained within sixty (60) days following the date of this Sublease, either SUBLESSOR or SUBLESSEE may terminate this Sublease upon written notice to the other.

     14. COPIES OF NOTICE: SUBLESSOR does hereby agree to forward to SUBLESSEE a copy of any and all written notices of default by SUBLESSOR under the Prime Lease.

     15. SUBJECT AND SUBORDINATE TO PRIME LEASE: This Sublease is subject and subordinate to the Prime Lease and SUBLESSOR purports hereby to convey, and SUBLESSEE takes hereby, no greater rights or interests hereunder than those granted to or taken by SUBLESSOR as tenant under the Prime Lease. The termination or expiration of the Prime Lease shall cause a termination of this Sublease.

     16. LANDLORD OBLIGATIONS: Landlord shall not be obligated to SUBLESSEE under any of the provisions of the Sublease.

     17. USE: SUBLESSEE may use the Sublease Site for general business use, including but not limited to, any legally permitted use consistent with the character of an office/service building which will not increase the use of the common areas over that originally proposed by SUBLESSOR.

     18. DEFAULT: Each item listed under Article 10 of the Prime Lease, labeled "Default: Remedies" is incorporated herein by reference. Each item constituting a default under the Prime Lease shall in the same manner constitute a default hereunder. SUBLESSOR shall have the same rights and remedies under this Sublease in the event of a SUBLESSEE default as Landlord has under the Prime Lease in the event of a default by SUBLESSOR.

     19. NOTICE: Any notice or payment which shall be made hereunder shall be in writing and (in the case of notice) shall be either (a) hand delivered, (b) delivered by overnight courier, or (c) delivered by certified mail return receipt requested to the following addresses:

     If to SUBLESSOR:    Park N' View, Inc.
                         11711 N.W. 39th Street
                         Coral Springs, FL 33065

     If to SUBLESSEE:    Security World International Inc.
                         13794 Northwest 4th Street
                         Suite 203
                         Sunrise, FL 33325

Either party may change its notice address upon ten (10) days prior written notice to the other party. Notice shall be effective (a) upon delivery if hand delivered, (b) the next business day if sent by overnight courier, or (c) three business days after deposit in the U.S. Mail, certified mail, return receipt requested.

     20. BROKERS: SUBLESSEE warrants that it has only had dealings with the Allen Morris Co., & Cushman & Wakefield and shall hold harmless Sublessor from any other party claiming a commission or other fee pursuant to this Sublease. SUBLESSOR warrants that it has only listed the property with Cushman & Wakefield and




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the terms of its agreement with Cushman & Wakefield govern all commissions relating to the subleased space in which Sublessor is responsible for payment of said commissions to Cushman & Wakefield.

     21. HOLDING OVER: If SUBLESSEE shall hold over after the expiration or termination of this Sublease, SUBLESSEE shall pay rent at 150% of the rate otherwise payable hereunder and shall be liable to SUBLESSOR for any costs, liabilities or lost business opportunities suffered by SUBLESSOR as a result of such holdover. SUBLESSEE shall further be liable for any costs, expenses or liabilities that SUBLESSOR may owe LANDLORD as a result of SUBLESSEE's holding over.

     22. LIENS: SUBLESSEE shall keep the Subleased Site free and clear of all liens arising out of any work performed, material furnished, or obligations incurred by or on behalf of SUBLESSEE.

     23. DIRECT PAYMENT: If requested by SUBLESSOR, SUBLESSEE shall make rental payments due hereunder directly to LANDLORD.



                              [SIGNATURES FOLLOW]












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     IN WITNESS WHEREOF, the undersigned have executed the foregoing instrument the date first above written.


                                       SUBLESSOR:

                                       PARK N' VIEW, INC.,
                                       a Delaware corporation


                                       By: /s/
                                          --------------------------------
                                       Title: President
                                       Print Name:


ATTEST:

By: /s/
   ------------------------------
Title: VP & Secretary

[CORPORATE SEAL]
                                       SUBLESSEE:

                                       SECURITY WORLD INTERNATIONAL
                                       a Delaware corporation


                                       By: /s/ Albert F. Dumbrowski
                                          --------------------------------
                                       Title: Vice Chairman
                                       Print Name: Albert F. Dumbrowski
ATTEST:

By: /s/
   ------------------------------
Title: Secretary

[CORPORATE SEAL]
                                       LANDLORD:

Vice President, General Counsel        CB INSTITUTIONAL FUND VI, L.P.
and Secretary                          a California limited partnership

                                       By: CB COMMERCIAL REAL ESTATE GROUP, INC.
                                           a Delaware corporation, General
                                           Partner

                                            By: /s/
                                                --------------------------------
                                                     Authorized Signatory
ATTEST:

By: /s/
   ------------------------------
Title: Secretary

[CORPORATE SEAL]








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                                   EXHIBIT A
                   [attach description of the Subleased Site]




























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